Exhibit (b)(9)

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of January 24, 2008 (this “Agreement”), among (i) BANK OF AMERICA, N.A., as Agent under the Credit Agreement (defined below), (ii) Catterton Partners VI Offshore, L.P. (the “Subordinating Creditor”), and (iii) Restoration Hardware, Inc. and The Michaels Furniture Company, Inc. (collectively, the “Borrower”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Eighth Amended and Restated Loan and Security Agreement, dated as June 19, 2006 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by, among others, (i) the Borrower, (ii) the Lenders named therein, and (iii) Bank of America, N.A., as Agent for the Lenders, The CIT Group/Business Credit, Inc., as Co-Administrative Agent and Wells Fargo Retail Finance LLC, as Documentation Agent, the Lenders have agreed to make Revolving Credit Loans to the Borrower, and Bank of America, N.A. has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement; and

WHEREAS, the Subordinating Creditor is this day extending credit to the Borrower evidenced by a certain Subordinated Unsecured PIK Promissory Note in the original principal amount of $4,375,000 attached hereto as Exhibit A, dated as of even date herewith (as amended with the consent of the Agent as provided herein and in effect from time to time, the “Subordinated Note”), issued by the Borrower to the Subordinating Creditor; and

WHEREAS, the Subordinating Creditor, the Borrower and Home Holdings, LLC (“Parent”) have entered into that certain letter agreement dated as of the date hereof regarding the exchange of the Subordinated Note for common equity securities of Parent upon consummation of the acquisition by Parent of the Borrower (the “Side Letter”); and

WHEREAS, in accordance with the provisions of Section 8.2.3(x) of the Credit Agreement, the Agent has agreed to consent to the Borrower’s incurrence of Indebtedness to the Subordinating Creditor, conditioned on, among other things, the execution and delivery by the Borrower and the Subordinating Creditor of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions. Terms not otherwise defined herein shall have the same meanings given such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Agent” shall have the meaning set forth in the preamble hereto.

“Bankruptcy Code” shall mean Title 11, U.S.C., as now or hereafter in effect, or any successor thereto and all rules and regulations promulgated thereunder.

“Borrower” has the meaning set forth in the preamble hereto.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Distribution” shall mean, with respect to the Subordinated Debt, (a) any payment or distribution by any Person of cash, securities, or other property, by set-off or otherwise, on account of such Subordinated Debt (other than the capitalization or payment-in-kind of interest), (b) any redemption, repurchase or other acquisition of such Subordinated Debt, or (c) the granting of a lien to or for the benefit of the holders of such Subordinated Debt in or upon any property of any Person to secure the payment of the Subordinated Debt. For the avoidance of doubt, the exchange of the Subordinated Note, in whole or in part, for common equity of Parent in accordance with the terms of the Side Letter shall not constitute a Distribution.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity.

“Senior Debt” shall mean all “Obligations” as defined in the Credit Agreement. Senior Debt shall expressly include any and all interest and fees accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Borrower of any petition under the Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent’s or any Lender’s claim therefor is allowed or allowable in the case or proceeding relating thereto. For the avoidance of doubt, Obligations shall not include any liabilities relating to an equity or other investment by any affiliate of one of the Lenders in the Borrower or the Parent.

“Subordinated Debt” shall mean all liabilities, obligations and indebtedness of the Borrower to the Subordinating Creditor created or evidenced by the Subordinated Note, whether now existing or hereafter arising, including, without limitation, all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements) and other reimbursement and indemnity obligations created or evidenced by the Subordinated Note.

“Subordinated Documents” shall mean, collectively, the Subordinated Note and any other promissory notes executed in connection therewith, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

“Subordinated Note” shall have the meaning set forth in the recitals hereto.

“Subordinating Creditor” shall have the meaning set forth in the preamble hereto and shall include all of its successors and permitted assigns.

SECTION 2. General. The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the payment thereof is deferred until the indefeasible payment in full in cash of the Senior Debt, whether now or hereafter incurred or owed by the Borrower. Notwithstanding anything to the contrary in this Subordination Agreement, (i) this Subordination Agreement shall cease to have any effect upon and after (A) the occurrence of a Change of Control (as defined in the Subordinated Note) not resulting from the consummation of the Merger (as defined in the Agreement and Plan of Merger, dated as of November 8, 2007, as amended (the “Merger Agreement”), by and among Restoration Hardware, Inc., Home Holdings, LLC and Home Merger Sub, Inc.) and (B) the payment in cash of all amounts due (if any) with respect to the Senior Debt in cash and the termination of all Revolving Credit Commitments, each to the extent required by the Lenders because of such Change of Control, and (ii) nothing herein shall prevent the exchange of the Subordinated Note, in whole or in part, for common equity of the Parent in accordance with the terms of the Side Letter.

SECTION 3. No Distributions Permitted. Until the Senior Debt is indefeasibly paid in full in cash, Subordinating Creditor may not receive, and the Borrower may not make, Distributions to the Subordinating Creditor on account of the Subordinated Debt (whether principal, interest or otherwise).

SECTION 4. Enforcement. The Subordinating Creditor will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, until the Senior Debt has been indefeasibly paid in full in cash, the Subordinating Creditor will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Senior Debt has been indefeasibly paid in full in cash, the Subordinating Creditor shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Borrower or any other borrower or guarantor of, or provider of collateral security for, the Senior Debt. The Subordinating Creditor further waives any and all rights with respect to marshalling.

SECTION 5. Payments Held in Trust. If any Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or accepted by the Subordinating Creditor under this Agreement is made and received by the Subordinating Creditor, such Distribution shall not be commingled with any of the assets of the Subordinating Creditor, shall be held in trust by the Subordinating Creditor for the benefit of the Agent and shall be promptly paid over to the Agent for application to the payment of the Senior Debt then remaining unpaid until all Senior Debt has been indefeasibly paid in full in cash, all Letters of Credit shall have been terminated or shall have expired (or shall have been cash collateralized in accordance with Section 10.3(e) of the Credit Agreement), and all Revolving Credit Commitments under the Senior Debt Documents shall have been terminated.

SECTION 6. No Impairment. No right of the Agent to enforce the provisions hereof shall at any time in any way be prejudiced or impaired by any act taken in good faith, or failure to act, which failure to act is in good faith, by the Agent or any Lender or by any noncompliance by the Borrower with the terms and provisions and covenants herein. The Subordinating Creditor and the Borrower agree not to take any action to avoid or to seek to avoid the observance and performance of the terms and conditions hereof, and shall at all times in good faith carry out all such terms and conditions.

SECTION 7. Continuing Subordination. This is a continuing agreement of subordination and the Agent and the Lenders may continue, at any time and without notice to the Subordinating Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower pursuant to, or in connection with, the Senior Debt on the faith hereof.

SECTION 8. Defense to Enforcement. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower or any other Person, then the Borrower or such Person may interpose as a defense or plea the making of this Agreement, and the Agent may intervene and interpose such defense or plea in its name or in the name of the Borrower or such other Person. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then the Agent, the Borrower or any other Person may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent or in the name of the Borrower or such other Person. If the Subordinating Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Borrower or any other Person as a result of any administrative, legal or equitable actions, or otherwise, the Subordinating Creditor agrees forthwith to pay, deliver and assign to the Agent, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets shall be held as collateral for the Senior Debt.

SECTION 9. Bankruptcy, etc.

9.1 Payments relating to Subordinated Debt. At any meeting of creditors of the Borrower or any other Person or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or any other Person or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or any other Person or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower or any other Person for relief under the Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Lenders any Distributions (including, without limitation, cash or other assets of the Borrower or such Person distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt (other than the capitalization of payment-in-kind interest)), and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Debt shall have been indefeasibly paid in full in cash, rendering to the Subordinating Creditor any surplus to which the Subordinating Creditor is then entitled. The Subordinating Creditor irrevocably authorizes, empowers, and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Agent.

9.2 Proof of Claim. The Subordinating Creditor agrees to execute, verify, deliver, and file any proofs of claim in respect of the Subordinated Debt reasonably requested by the Agent in connection with any insolvency proceeding involving the Borrower and hereby irrevocably authorizes, empowers, and appoints the Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinating Creditor to do so prior to thirty (30) Business Days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such insolvency proceeding, provided that the Agent shall have no obligation to execute, verify, deliver, file, and/or vote any such proof of claim.

9.3 No Change on Avoidance. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent and the Subordinating Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such insolvency proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

SECTION 10. Security. The Subordinating Creditor hereby acknowledges and agrees that the Subordinated Debt is, and at all times during the term of this Agreement shall be, unsecured.

SECTION 11. Further Agreements of Subordinating Creditor.

11.1 Further Assurances. The Subordinating Creditor hereby agrees, upon request of the Agent at any time and from time to time, to execute such other documents or instruments as may be reasonably requested by the Agent further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

11.2 Legend. Any promissory note issued by the Borrower to the Subordinating Creditor shall contain a legend, in form and substance reasonably satisfactory to the Agent, stating that the Subordinated Debt is subject to the terms of this Agreement.

SECTION 12. Lenders’ Freedom of Dealing. The Subordinating Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Borrower and the Agent and the other Lenders may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Agent and the other Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guarantees, and settlements with the Borrower or any other Person, in each case without the consent of the Subordinating Creditor or any other Person.

SECTION 13. Modification or Sale of the Subordinated Debt. The Subordinating Creditor will not, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the Subordinated Documents without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; nor will the Subordinating Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person other than a Person who agrees in writing, reasonably satisfactory in form and substance to Agent, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the Subordinating Creditor hereunder. In the case of any such disposition by the Subordinating Creditor, the Subordinating Creditor will notify the Agent at least ten (10) days prior to the date of any such intended disposition.

SECTION 14. Borrower’s Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinating Creditor, the obligation of the Borrower to pay to the Subordinating Creditor all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinating Creditor (except as expressly otherwise provided in Section 6) from exercising all rights, powers and remedies otherwise permitted by the Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Agent and the Lenders as set forth in this Agreement.

SECTION 15. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditor and the Borrower hereunder shall continue to be fully operative, until all of the Senior Debt shall have been indefeasibly paid in full in cash, all Letters of Credit shall have been terminated or shall have expired (or shall have been cash collateralized in accordance with Section 10.3(e) of the Credit Agreement), and all Revolving Credit Commitments shall have been terminated. To the extent that the Borrower or any other borrower or guarantor of, or provider of collateral for, the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or any other bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinating Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of Agent’s or any Lender’s initial receipt of such Voided Payment and such payments received by the Subordinating Creditor have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Act or any other bankruptcy act, state or federal law, common law or equitable cause, the Subordinating Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Agent, and the Subordinating Creditor hereby agrees to pay to the Agent, upon demand, the full amount so received by the Subordinating Creditor during such period of time to the extent necessary fully to restore to the Agent the amount of such Voided Payment. This Agreement will automatically terminate upon the indefeasible payment in full in cash of the Senior Debt, the expiration or termination of all Letters of Credit (or the cash collateralization thereof in accordance with Section 10.3(e) of the Credit Agreement), and the termination of all Revolving Credit Commitments.

SECTION 16. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

If to the Agent:	Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Stephen Garvin
Fax:
Email:Stephen.j.garvin@bankofamerica.com

If to the Subordinating Creditor:	Catterton Partners VI Offshore, L.P.
599 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: J. Michael Chu
Fax: (203) 629-4903
Email: michaelc@cpequity.com

With a Copy to:	Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Mr. Steven Shoemate
Fax: (212) 351-5316
Email: SShoemate@gibsondunn.com

If to the Borrower:	Restoration Hardware, Inc.
15 Koch Road, Suite J
Corte Madera, CA 94925
Attention: Mr. Chris Newman
Fax: (415) 927-7264
Email: cnewman@restorationhardware.com

With a Copy to:	Morrison & Foerster LLP
425 Market Street, Suite 3200
San Francisco, CA 94105
Attention: Mr. Gavin Grover
Fax: (415) 268-7522
Email: GGrover@mofo.com

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (a) the third day following deposit thereof in the U.S. mail or (b) receipt by telecopier or hand delivery by the party to whom such notice is directed.

SECTION 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE SUBORDINATING CREDITOR, THE AGENT AND THE BORROWER AGREES THAT ANY SUIT FOR ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE SUBORDINATED DEBT DOCUMENTS MAY BE BROUGHT BY THE AGENT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY OF THE PARTIES HERETO, AS APPLICABLE, BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16.

SECTION 18. Waiver of Jury Trial. EACH OF THE AGENT, THE SUBORDINATING CREDITOR AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE AGENT, THE SUBORDINATING CREDITOR AND THE BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY,

PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE AGENT, THE SUBORDINATING CREDITOR AND THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

SECTION 19. Miscellaneous.

(a) This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In providing this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought.

(b) The Agent may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent; provided, however, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived.

(c) This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Subordinating Creditor and the Borrower and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party.

(d) In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms “Credit Agreement”, “Loan Documents” (each as defined in the Credit Agreement) and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein and this Agreement shall remain in full force and effect for the benefit of any such refinancing lender.

(e) The Subordinating Creditor will promptly pay all reasonable attorneys’ fees and reasonable out-of-pocket expenses incurred by the Lenders’ attorneys and all reasonable costs incurred by the Agent, to enforce any of the obligations of the Subordinating Creditor hereunder (whether or not suit is instituted). Nothing contained herein shall be deemed to limit any of the Borrower’s obligations to reimburse the Agent and the Lenders for any such costs and expenses in accordance with the terms of the Loan Documents, subject to the terms and provisions of the Credit Agreement.

(f) This Agreement incorporates all discussions and negotiations amongst and between the parties hereto concerning the subordination effected hereby. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No provisions hereof may be altered, amended, waived, cancelled, or modified, except by a written instrument executed, sealed, and acknowledged by each of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

BANK OF AMERICA, N.A., as Agent

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Managing Director

[Signature Page to Subordination Agreement]

CATTERTON PARTNERS VI OFFSHORE, L.P.

By:	/s/ J. Michael Chu
Name:	J. Michael Chu
Title:	Authorized Agent

[Signature Page to Subordination Agreement]

RESTORATION HARDWARE, INC., as Borrower

By:	/s/ Chris Newman
Name:	Chris Newman
Title:	Chief Financial Officer

[Signature Page to Subordination Agreement]

THE MICHAELS FURNITURE COMPANY, INC., as Borrower

By:	/s/ Chris Newman
Name:	Chris Newman
Title:	Chief Financial Officer

[Signature Page to Subordination Agreement]